SECOND EXECUTIVE DEFERRED
                                COMPENSATION PLAN


                              AMERICAN SAVINGS, FSB
                                Munster, Indiana

                                  July 1, 1998








                  Financial Institution Consulting Corporation
                          700 Colonial Road, Suite 260
                            Memphis, Tennessee 38117
                              WATS: 1-800-873-0089
                               FAX: (901) 684-7411
                                 (901) 684-7400

                            SECOND EXECUTIVE DEFERRED
                                COMPENSATION PLAN

         This Second Executive Deferred Compensation Plan (the "Plan"), effective as of the 1st day of July, 1998, formalizes the understanding by and between AMERICAN SAVINGS, FSB (the "Bank"), a federal stock savings bank, and certain eligible Executives, hereinafter referred to as "Executives," who shall be approved by the Bank to participate in and who shall elect to become a party to this Second Executive Deferred Compensation Plan by execution of a Second Executive Deferred Compensation Joinder Agreement ("Joinder Agreement") in a form provided by the Bank. AMB FINANCIAL (the "Holding Company") is a party to this Plan for the sole purpose of guaranteeing the Bank's performance hereunder.

                                   WITNESSETH:

         WHEREAS, the Executives are employed by the Bank; and

         WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Executives and wishes to encourage continued employment of each; and

         WHEREAS, the Executives wish to be assured that they will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active employment with the Bank or other termination of employment and wish to provide their beneficiaries with benefits from and after death; and

         WHEREAS, the Bank and the Executives wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executives after retirement or other termination of employment and/or death benefits to their beneficiaries after death; and



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
     WHEREAS, these Executives wish to defer a certain portion of their compensation to be earned in the future; and

         WHEREAS, the Bank and the Executives intend this Plan to be considered an unfunded arrangement, maintained primarily to provide retirement income for such Executives, members of a select group of management or highly compensated employees of the Bank, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS,   the  Bank  has  adopted  this  Second   Executive   Deferred
Compensation   Plan  which   controls  all  issues   relating  to  the  Deferred
Compensation Benefits as described herein;

         NOW  THEREFORE,   in   consideration  of  the  mutual  promises  herein
contained, the parties hereto agree to the following terms and conditions:

                                    SECTION I

                                   DEFINITIONS

         When used herein the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.2      "Bank" means AMERICAN SAVINGS, FSB, and any successor thereto.

1.3      "Base Compensation" means regular salary compensation received from the
         Bank  during  any  calendar  year,  and  before  any  salary   deferral
         contributions to any tax-qualified or non-qualified plan.

1.4 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Executive's Joinder Agreement to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Executive will be deemed the Beneficiary.

1.5 "Benefit Age" shall be the birthday on which the Executive becomes eligible to receive benefits under the plan. Such birthday shall be designated in the Executive's Joinder Agreement.

1.6 "Benefit Eligibility Date" shall be the date on which an Executive is entitled to receive his Deferred Compensation Benefit. It shall be the first day of the month following the month in which the Executive attains the Benefit Age designated in his Joinder Agreement.

1.7 "Cause" shall mean personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal benefit to the Executive, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), final cease-and-desist order, material breach of any provision of this Plan, or gross negligence in matters of material importance to the Bank.

1.8 "Change in Control" of the Holding Company or the Bank shall mean the first to occur of any of the following events:

         (a) Any person or entity or group of affiliate persons or entities (other than the Holding Company) becomes a beneficial owner, directly or indirectly, of 25% or more of Holding Company's and/or the Bank's voting securities or all or substantially all of the assets of Holding Company and/or the Bank.

         (b) Holding Company and/or the Bank enters into a definitive agreement which contemplates the merger, consolidation or combination of either Holding Company

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
                  or the Bank with an unaffiliated entity in which either or both of the following is to occur: (i) the directors of Holding Company and/or Bank, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the stockholders of Holding Company immediately prior to such merger, consolidation or combination; provided, however, that if any definitive agreement to merge, consolidate or combine is terminated without consummation of the transaction, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (b).

         (c) Holding Company and/or the Bank enters into a definitive agreement which contemplates the transfer of all or substantially all of Holding Company's and/or the Bank's assets, other than to a wholly-owned subsidiary of Holding Company; provided, however, that if any definitive agreement to transfer assets is terminated without consummation of the transfer, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (c).

         (d) A majority of the members of the Board of Directors of either Holding Company or the Bank shall be persons who: (i) were not members of such Board on the date hereof ("current members"); and (ii) were not nominated by a vote of the Board which included the affirmative vote of a majority of the current members on the Board at the time of their nomination ("future designees") and (iii) were not nominated by a vote of the Board which included the affirmative vote of a majority of the current members and future designees, taken as a group, on the Board at the time of their nomination.

1.9      "Children" means the Executive's children, natural and adopted.

1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.



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1.11     "Deferral  Period"  means  the  period  of  months  designated  in  the
         Executive's Joinder Agreement during which the Executive shall be entitled to defer Base Compensation. The Deferral Period shall commence on the date designated in the Executive's Joinder Agreement.

1.12 "Deferred Compensation Benefit" means the annuitized value (using the Interest Factor) of the Executive's Elective Contribution Account measured as of the Executive's Benefit Age, payable in monthly installments throughout the Payout Period and commencing on the Executive's Benefit Eligibility Date.

1.13 "Disability Benefit" means the monthly benefit payable to the Executive following a determination, in accordance with Subsection 4.3, that he is no longer able, properly and satisfactorily, to perform his duties as an Executive.

1.14     "Effective Date" of this Plan is July 1, 1998.

1.15 "Elective Contribution" shall refer to any bookkeeping entry required to record an Executive's voluntary monthly pre-tax deferral of Base Compensation which shall be made in accordance with the Executive's Joinder Agreement.

1.16 "Elective Contribution Account" shall be represented by the bookkeeping entries required to record a Executive's Elective Contributions plus accrued interest, equal to the Interest Factor, earned to date on such amounts. However, neither the existence of such bookkeeping entries nor the Elective Contribution Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Executive or any Beneficiary.

1.17     "Estate" means the estate of the Executive.



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
         1.18 "Financial Hardship" means an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Executive or of a dependent of the Executive, loss of the Executive's property due to casualty, or other similarly extraordinary and unforeseeable circumstances which arise as a result of an event not within the control of the Executive. The circumstances that shall constitute an unforeseeable emergency will depend upon the facts of each case, but, in any instance, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Executive's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send the Executive's child to college or the decision to purchase a home.

1.19 "Financial Hardship Benefit" means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship and limited to the extent reasonably necessary to satisfy the emergency need. If a Financial Hardship Benefit is requested by Executive or his Beneficiary and approved by the Bank in the exercise of its sole discretion, then the Financial Hardship Benefit may be paid in a lump sum within thirty
         (30) days of the event which triggers payment.

1.20     "Interest Factor" means monthly compounding of ten percent (10%).

1.21 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of months, as designated in the Executive's Joinder Agreement.

1.22 "Permanently and Totally Disabled" means Executive has, for at least six (6) months, been unable to perform the services incident to his position with the Bank as a result of accidental bodily injury or sickness and that the status is likely to continue for an indefinite period, as



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
         reasonably determined subsequent to the expiration of the six (6) month period by a duly licensed physician selected in good faith by the Bank.

1.23 "Plan Year" shall mean the twelve (12) month period from January 1 to December 31 of each year.

1.24 "Postponed Retirement Date" means the first day of the month coincident with or next following the Executive's termination of employment with the Bank occurring after reaching his Benefit Age.

1.25 "Projected Deferral" is an estimate, determined upon execution of a Joinder Agreement, of the total amount of Base Compensation to be deferred by the Executive during his Deferral Period (excluding any interest accrued on such deferrals), and so designated in the Executive's Joinder Agreement.

1.26 "Projected Deferral Compensation Benefit" is an estimate of the monthly Deferred Compensation Benefit determined upon execution of the initial Joinder Agreement, and based upon the Executive's deferral election over the Deferral Period with earnings calculated using the Interest Factor.

1.27 "Projected Survivor's Benefit" means the benefit payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the amount designated in the Executive's Joinder Agreement, and subject to Subsection 3. 1.

1.28 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

1.29 "Survivor's Benefit" means a stream of monthly installments payable to the Beneficiary throughout the Payout Period. In the event a policy of life insurance has been purchased by

                                       8

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
         the Plan on the Executive's life, the Survivor's Benefit is equal to the amount designated in the Joinder Agreement, and subject to Subsection 3. 1. In the event no life insurance policy has been purchased by the Plan on the Executive's life, the Survivor's Benefit shall equal the annuitized value (using the Interest Factor) of the Executive's Elective Contribution Account, payable over the Payout Period.

1.30 "Tier One Executives" and "Tier Two Executives" shall mean those Executives who are eligible to participate herein and who are designated as such by the Bank. Exhibit C attached hereto sets forth those persons who have been designated as Tier One Executives and Tier Two Executives.

1.31 "Vested Rights" shall refer to the fact that the Executive shall at all times be vested in the amount of any deferred Base Compensation plus accrued interest (using the Interest Factor).


                                   SECTION II

                              DEFERRED COMPENSATION

         Commencing on the execution date of the Executive's Joinder Agreement and continuing through the end of the Deferral Period, the Executive and the Bank agree that the Executive shall be entitled to defer into his Elective Contribution Account an amount of Base Compensation, as specified in his Joinder Agreement, which the Executive would otherwise be entitled to receive from the Bank for each Plan Year during the Deferral Period.

                                   SECTION III

                PRE-RETIREMENT AND POST-RETIREMENT DEATH BENEFITS

3.1 Death Benefit Prior to Commencement of Retirement Benefits. In the event of Executive's death prior to commencement of the Deferred Compensation Benefit, the Bank shall pay Executive's Beneficiary a monthly amount for the duration of the Payout Period, commencing within thirty (30) days of Executive's death. The amount of such benefit shall be determined as follows: (a) In the event death occurs following retirement due to disability, the benefits payable to the Executive's Beneficiary shall be governed by Subsection 4.3 of this Plan.

         (b) In the event death occurs while Executive is in the service of the Bank and deferring compensation pursuant to Subsection 4.5 of this Plan, the Executive's Beneficiary shall be paid the full Survivor's Benefit designated in the Executive's Joinder Agreement.

         (c) In the event Executive completes less than one hundred percent (100%) of the planned deferrals for any other reason not listed above (and other than a Change In Control), Executive's Beneficiary shall be paid a reduced Survivor's Benefit, such amount being determined by multiplying the Survivor's Benefit by a fraction, the numerator of which is equal to the compensation actually deferred by the Executive and the denominator of which is equal to the Projected Deferral.

3.2 Death During Receipt of Benefit. In the event of death of Executive while receiving monthly benefits under Subsection 4.1 of this Plan, the Executive's Beneficiary (or Beneficiary's estate) shall be entitled to receive a death benefit which shall be payable for the balance of the Payout Period, in an amount equal to the benefit payment that was being made to Executive prior to his death.


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
3.3 Additional Death Benefit - Burial Expense. In addition to the above-described death benefits, upon the Executive's death, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand Dollars($10,000.00). This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Executive. Such benefit shall be payable within thirty (30) days of the Executive's death. The Executive's Beneficiary shall not be entitled to such benefit if the Executive is removed for Cause prior to death.

3.4 Death by Reason of Suicide. In the event Executive dies by reason of suicide within two years of the Effective Date of this Plan, the Bank shall only be obligated to pay the balance of Executive's Elective Contribution Account with accrued interest (using the interest factor) to the Executive's Beneficiary. Such amount shall be paid in a lump sum within thirty days (30) of Executive's death. All other benefits under this Plan shall be forfeited and the Plan shall become null and void.

                                   SECTION IV

                  DEFERRED COMPENSATION BENEFIT AND DISABILITY BENEFIT

4.1 Normal Retirement Benefit. Upon reaching Benefit Age, if Executive is still covered by this Plan, the Bank shall be obligated to pay
         Executive the Deferred Compensation Benefit. Such payments shall commence on the Executive's Benefit Eligibility Date.

4.2 Postponed Retirement Benefit. The postponed retirement benefit of Executive shall be the Deferred Compensation Benefit as set forth in Subsection 4.1. However, the Board of Directors, in the exercise of its sole discretion, may elect to increase benefits if retirement is postponed past the Benefit Age designated in the Executive's Joinder Agreement. The postponed retirement benefit shall not by paid to Executive until the Postponed Retirement Date.


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
4.3 Disability. If Executive Becomes Permanently and Totally Disabled prior to reaching his retirement, Executive shall be entitled to receive a monthly amount equal to the annuity value of his Elective Contribution Account at the time of disability, with such annuity value to be calculated over the Payout Period. Payments shall begin within thirty days (30) of Executive becoming Permanently and Totally Disabled. In the event Executive dies while receiving payments pursuant to this Subsection, or after becoming eligible for such payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive the full Survivor's Benefit for the Payout Period, reduced by the number of months disability payments were made. At Executive's death, to the extent the combined disability benefits received and Survivor's Benefits received or to be received under this Subsection are less than the total Deferred Compensation Benefit, Executive's Beneficiary shall be entitled to a lump sum payment to make up the difference.

4.4 Financial Hardship Benefit. In the event the Executive suffers a Financial Hardship, the Bank may, if the Board deems it advisable in its sole and absolute discretion, distribute to the Executive as a Financial Hardship Benefit any portion of the Executive's Elective Contribution Account existing at the date such distribution is authorized. A Financial Hardship Benefit shall be distributed at such times as the Board shall determine, and the Executive's Elective Contribution Account shall be reduced by the amount so distributed. Retirement and/or death benefit payments pursuant to this Plan shall be actuarially reduced for any Financial Hardship Benefit paid to Executive.

4.5 Deferral of Compensation. Payment of benefits is conditioned upon the Executive deferring receipt of the monthly Base Compensation specified in the Joinder Agreement. If Executive does not defer the entire amount specified in the Joinder Agreement, his benefits shall be reduced by an actuarially determined amount. This Subsection 4.5 does not apply in the instance of termination following a Change in Control pursuant to Subsection 7.3.



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
                                    SECTION V

                          ESTABLISHMENT OF RABBI TRUST


         The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, pursuant to the agreement which establishes such rabbi trust. The contributed assets shall be subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Executive and his Beneficiary(ies) in such manner and at such times as specified in this Plan. It is the intention of the Bank to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Plan. Any contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement. The amount of such contribution(s) shall be at least equal to the Executive's Elective Contribution Account.


                                   SECTION VI

                          ADJUSTMENT OF DEFERRAL AMOUNT

         Deferral of the specific amount of Base Compensation designated in the Executive's Joinder Agreement shall continue in effect pursuant to the terms of this Plan unless and until the Executive amends his Joinder Agreement by filing with the Administrator a Notice of Adjustment of Deferral Amount (Exhibit B of the Joinder Agreement). A Notice of Adjustment of Deferral Amount shall be effective if filed with the Administrator at least thirty (30) days prior to any January1st during the Executive's Deferral Period. Such Notice of Adjustment of Deferral Amount shall be effective commencing with the January 1st following its filing and shall be applicable only to compensation attributable to services not yet performed by the Executive.




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
                                   SECTION VII

                            TERMINATION OF EMPLOYMENT

7.1 Termination of Service Prior to Reaching Benefit Age. If, prior to Executive reaching his Benefit Age, the Executive voluntarily terminates employment or is terminated without Cause by the Bank (except in the instance of termination following a Change in Control) the Bank shall pay to the Executive the value of his Elective Contribution Account, increased monthly by the Interest Factor, such payments to commence the first day of the month coincident with or next following the Executive reaching Benefit Age.

7.2 Termination of Service for Cause. Should the Executive be terminated for Cause pursuant to the Bylaws of the Bank, he shall be entitled to receive the balance of his Elective Contribution Account, measured as of the date of removal. Such amount shall be paid in a lump sum within thirty (30) days of the Executive's date of removal. All other benefits provided for the Executive or his Beneficiary under this Plan shall be forfeited and the Plan shall become null and void with respect to such Executive.

7.3 Voluntary or Involuntary Termination Due to Change in Control. If a Tier One Executive's employment with the Bank is voluntarily or involuntarily terminated prior to the attainment of his Benefit Eligibility Date due to a Change in Control, then commencing thirty
         (30) days from the date of termination, the Executive shall be entitled to the entire Projected Deferral Compensation Benefit, payable over the Payout Period. If a Tier Two Executive's employment with the Bank is voluntarily or involuntarily terminated prior to the attainment of his Benefit Eligibility Date due to a Change in Control, then commencing on his Benefit Eligibility Date, the Executive shall be entitled to the entire Projected Deferral Compensation Benefit, payable over the Payout Period.

7.4 Termination or Suspension Resulting from Regulatory Actions. Pursuant to 12 C.F.R. Sec. 563.39(b), the following conditions shall apply to this Plan:

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
         (a) The Bank's board of directors may terminate the Executive's employment at any time, but any termination by the Bank's board of directors other than termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under the contract. The Executive's benefit shall be limited to the lump sum payout described in Section 7.2 in the event he is terminated for Cause.

         (b) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the Plan shall be suspended (except as to the Executive's Vested Rights) as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contractual obligations under this Plan were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under the Plan shall terminate as of the effective date of the order, but the Executive's Vested Rights shall not be affected.

         (4) If the Bank is in default (as de fined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under the Plan shall terminate as of the date of default, but this paragraph shall not affect any Vested Rights of the contracting parties.

         (5) All non-Vested rights/obligations under the Plan shall be terminated, except to the extent determined that continuation of the Plan is necessary for the continued operation of the
                  Bank:

                           (i) by the Executive or his designee at the time the Federal Deposit Insurance corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or

                           (ii) by the Executive or his designee, at the time the Executive or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Executive to be in an unsafe or unsound condition.


                                  SECTION VIII

                             BENEFICIARY DESIGNATION

         The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.


                                   SECTION IX

                           EXECUTIVE'S RIGHT TO ASSETS

         The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Plan, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments so specified under this Plan. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Plan. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                    SECTION X

                            RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of any such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION XI

                     ALIENABILITY AND ASSIGNMENT PROHIBITION

         Neither the Executive nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate, with respect to such Executive or Beneficiary.

                                   SECTION XII

                                 ACT PROVISIONS

12.1 Named Fiduciary and Administrator. The Bank shall be the Named Fiduciary and Administrator (the "Administrator") of this Plan. As Administrator, the Bank shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

12.2 Claims Procedure and Arbitration. In the event that benefits under this Plan are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (60) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (30) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan or the Joinder Agreement upon which the decision is based.

         If claimants disagree with the decision of the Administrator, nothing herein shall serve to preclude them from seeking any and all remedies available at law.


                                  SECTION XIII

                                  MISCELLANEOUS

13.1 No Effect on Employment Rights. Nothing contained herein will confer upon the Executive the right to be retained in the employment of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of the Plan.

13.2 State Law. The Plan is established under, and will be construed according to, the laws of the state of Indiana, to the extent that such laws are not preempted by the Act and valid regulations published thereunder.

13.3 Severability. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

13.4 Incapacity of Recipient. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Plan to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate. Except as provided above in this paragraph, when the Bank's Board of Directors, it its sole discretion, determines than an Executive is unable to manage his financial affairs, the Board may direct the Bank to make distributions to any person for the benefit of such Executive.

13.5 Unclaimed Benefit. The Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of an Executive is not made known to the Bank within three years after the date on which any payment of the Executive's Deferred Compensation Benefit may be made, payment may be made as though the Executive had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of the Executive, the Bank is unable to locate any Beneficiary of the Executive, then the Bank may fully discharge its obligation by payment to the Estate.

13.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Bank, nor individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Executive, former Executive, or any other person for any claim, loss, liability or expense incurred in connection with this Plan.

13.7 Gender. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

13.8 Effect on Other Corporate Benefit Plans. Nothing contained in this Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

13.9 Recovery of Estate Taxes. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Plan, and if the Beneficiary is other than the Executive's estate, then the Executive's estate shall be entitled to recover from the Beneficiary receiving such benefit under the terms of the Deferred

         Compensation Benefit an amount by which (x) the total estate tax due by Executive's estate, exceeds (y) the total estate tax which would have been payable if the value of such benefit had not been included in the Executive's gross estate. If there is more than one person receiving such benefit the right of recovery shall be against each such person. In the event any Beneficiary has a liability hereunder, such Beneficiary may petition the Bank for a lump sum payment in an amount not to exceed the Beneficiary's liability hereunder.

13.10 Inurement. This Plan shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

13.11 Source of Payments. All payments provided in this Plan shall be timely paid in cash or check from the general funds of the Bank or the assets of the rabbi trust. The Holding Company guarantees payment and provision of all amounts and benefits due to the Executives and, if such amounts and benefits are not timely paid or provided by the Bank, or a rabbi trust, such amounts and benefits shall be paid or provided by the Holding Company.

13.12 Modification of Benefit Eligibility Date. In the event that an Executive desires to modify his Benefit Eligibility Date or Payout Period with respect to future Elective Contributions, the Executive may do so at the time and in the manner that the Executive is entitled to adjust his Elective Contribution, pursuant to Section VI of the Plan. In the event that an Executive desires to modify his Benefit Eligibility Date or Payout Period with respect to amounts accrued in his Elective Contribution Account the Executive may do so, provided, however, that any such modification is made no later than twenty-four
         (24) months prior to the date of both (i) the Executive's existing Benefit Eligibility (at the time of such modification) and (ii) the Executive's Benefit Eligibility Date, as modified.

13.13 Headings. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

13.14 Disclosure. Each Executive shall receive a copy of his Plan and the Administrator will make available, upon request, a copy of the rules and regulations that govern this type of Plan.

                                   SECTION XIV

                     NON-COMPETITION AFTER NORMAL RETIREMENT

14.1 Non-Compete Clause. The Executive expressly agrees that, as consideration for the agreements of the Bank contained herein and as a condition to the performance by the Bank of its obligations hereunder, throughout the entire period beginning with the Effective Date of this Plan and continuing until the final payment is made to Executive, as provided herein, he will not, without the prior written consent of the Bank, engage in, become interested, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, nor become associated with, in the capacity of an employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area of the business of the Bank which enterprise is, or may deemed to be, competitive with any business carried on by the Bank as of the date of the termination of the Executive's employment or his retirement.

         This Subsection 14.1 shall not apply to an Executive who voluntarily or involuntarily terminates employment following a Change in Control. No benefits received or to be received pursuant to Subsection 7.3 shall be affected by this Subsection 14. 1.

14.2 Breach. In the event of any breach by the Executive of the agreements and covenants contained herein, the Board of Directors of the Bank shall direct that any unpaid balance of any payments to the Executive under this Plan be suspended, and shall thereupon notify the Executive of such suspensions, in writing. Thereupon, if the Board of Directors of the Bank shall determine that said breach by the Executive has continued for a period of one (1) month following notification of such suspension, all rights of the Executive and his Beneficiaries under this Plan, including rights to further payments hereunder, shall thereupon terminate, except for that portion of the Executive's deferred compensation plus accrued interest that remains unpaid at the time of such determination.


                                   SECTION XV

                              AMENDMENT/REVOCATION

         This Plan shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Executive and the Bank, and such mutual consent shall be required even if the Executive is no longer employed by the Bank.


                                   SECTION XVI

                                    EXECUTION

16.1 This Plan sets forth the entire understanding of the parties hereto with respect to the transactions hereby contemplated.

16.2 This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument. Remainder of page intentionally left blank.

         IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Plan to be executed on the day and date first above written.

ATTEST:                                              AMERICAN SAVINGS, FSB



/s/Denise L. Knapp                                   By: /s/Clement B. Knapp
-----------------                                        -------------------
Denise L. Knapp                                          Clement B. Knapp
Secretary                                         Title: President




ATTEST:                                              AMB FINANCIAL


/s/Denise L. Knapp                                   By: /s/Clement B. Knapp
------------------                                       -------------------
Denise L. Knapp                                          Clement B. Knapp
                                                  Title: President

            SECOND EXECUTIVE DEFERRED COMPENSATION JOINDER AGREEMENT
                             BENEFICIARY DESIGNATION

         The Executive, under the terms of the Second Executive Deferred Compensation Plan executed by American Savings Bank, of Munster, Indiana, dated _________________, 19__, hereby designates the Following Beneficiary to receive any guaranteed payments or death benefits under such Plan, following his death:


PRIMARY BENEFICIARY:  ___________________________

SECONDARY BENEFICIARY:_________________________

         This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

         Such Beneficiary Designation is revocable.
DATE:  ____________________, 19__

           -----------------------------            ----------------------------
(WITNESS)                                                     EXECUTIVE

-----------------------------
(WITNESS)

                                    Exhibit A




            SECOND EXECUTIVE DEFERRED COMPENSATION JOINDER AGREEMENT
                     NOTICE OF ADJUSTMENT OF DEFERRAL AMOUNT



TO:      Bank
         Attention:

         I hereby give notice of my election to adjust the amount of my compensation deferral in accordance with my Second Executive Deferred Compensation Joinder Agreement, dated the ____day of ______19__. This notice is submitted thirty (30) days prior to January 1st, and shall become effective January 1st, as specified below. Adjust deferral as of: January 1st, 19_

         Previous Deferral Amount           ___________per month
         New Deferral Amount                ___________per month
                                            (to discontinue deferral, enter $O)


                                               -------------------------------
                                               EXECUTIVE


                                               --------------------------------
                                      DATE


                                               ACKNOWLEDGED
                                               BY:_____________________________


                                               TITLE:__________________________


                                               ---------------------------------
                                      DATE

                                    Exhibit B




                 DESIGNATION OF TIER ONE AND TIER TWO EXECUTIVES
               FOR THE SECOND EXECUTIVE DEFERRED COMPENSATION PLAN


        The following executives are designated as Tier One Executives:


         Clement B. Knapp

         Louis A. Green

         Daniel T. Poludniak

         Denise L. Knapp



         The following Executives are designated as Tier Two Executives:


         Michael Mellon

         Todd C. Williams

                                    Exhibit C



                                       27